Capital World Growth and Income Fund, Inc.
333 South Hope Street
Los Angeles, California 90071

Telephone (213) 486-9200
Fax (213) 486-9455

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 48K, 72DD1 and 72DD2, 73A1 and 73A2, 74A through 74N, 74U1 and 74U2, 74V1 and 74V2, the complete answers are as follows:

Item 48K
If answer to 47 is 'Y' (Yes), fill in the table or the single fee rate applied to Registrant's/Series' assets based on the advisory contract.

Step:	Asset Value ($000's omitted)	Annual Fee Rate
K) over	115,000,000	0.350

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$1,709,423
Class B	$76,151
Class C	$158,321
Class F1	$130,498
Class F2	$20,416
Total	$2,094,809
Class 529-A	$49,808
Class 529-B	$4,336
Class 529-C	$10,753
Class 529-E	$2,049
Class 529-F1	$1,373
Class R-1	$4,509
Class R-2	$27,566
Class R-3	$55,202
Class R-4	$49,554
Class R-5	$55,468
Class R-6	$6,858
Total	$267,476

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$1.0000
Class B	$0.7911
Class C	$0.7929
Class F1	$1.0065
Class F2	$1.0833
Class 529-A	$0.9951
Class 529-B	$0.7738
Class 529-C	$0.7781
Class 529-E	$0.9139
Class 529-F	$1.0469
Class R-1	$0.8093
Class R-2	$0.7783
Class R-3	$0.9262
Class R-4	$1.0078
Class R-5	$1.0864
Class R-6	$0.5949

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	1,658,729
Class B	89,303
Class C	192,147
Class F1	123,059
Class F2	34,473
Total	2,097,711
Class 529-A	53,278
Class 529-B	5,611
Class 529-C	14,627
Class 529-E	2,385
Class 529-F	1,436
Class R-1	6,478
Class R-2	37,968
Class R-3	65,698
Class R-4	54,549
Class R-5	47,272
Class R-6	15,296
Total	304,598

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$33.80
Class B	$33.58
Class C	$33.45
Class F1	$33.74
Class F2	$33.79
Class 529-A	$33.72
Class 529-B	$33.58
Class 529-C	$33.57
Class 529-E	$33.67
Class 529-F	$33.75
Class R-1	$33.52
Class R-2	$33.45
Class R-3	$33.61
Class R-4	$33.73
Class R-5	$33.81
Class R-6	$33.82

Item 75B

B) Monthly average	68,218,161